Exhibit 99.2

This Statement on Form 4 is filed by: (i) Athene Annuity & Life Assurance Company, (ii) Athene Annuity & Life Assurance Company of New York, (iii) Athene Annuity and Life Company, (iv) Athene USA Corporation, and (v) Athene Holding Ltd.

Name of Designated Filer:  Athene Holding Ltd.

Date of Event Requiring Statement:  May 9, 2013

Issuer Name and Ticker or Trading Symbol: Tortoise Energy Infrastructure Corp./TYG

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

Dated: April 28, 2014	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK

	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE ANNUITY AND LIFE COMPANY

	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE USA CORPORATION

	By:	/s/ John Golden
Name: John Golden
Title: Executive Vice President, Corporate

ATHENE HOLDING LTD.

	By:	/s/ Tab Shanafelt
Name: Tab Shanafelt
Title: Chief Legal Officer and Secretary